Integration Credit Agreement

Contract No 201120589

Bank of Shanghai

Integration Credit Agreement

Borrower: Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd (hereafter refer to Party A)

Registered Address: No. 1111, Zhongshan North Road, Shanghai

Zip: 200092

Business Address: Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai ,China

Zip: 201203

Tel: 20282382

Legal representative: Wu Qinghuan

Lender: Bank of Shanghai, Pudong Branch (hereafter refer to Party B)

Address no.699, Zhangyang road, Shanghai

Zip: 200120

Tel : 68409742

Legal representative: Zhu jijin

Signing address: Shanghai

Party A and Party B enter into this contract based on the honesty and credibility, with the principles of equality, voluntariness according to “The Law of Commercial Banks of the People's Republic of China" and “Contract Law of the People's Republic of China”

Article one Amount of the loan

Item 1 The amount that Party A can apply for the credit during the period of contract from Party B is RMB 21,000,000.

“Integration Credit amount” under this contract means the max credit which Party B can provide Party A.

If the currency type under comprehensive credit business item is different with the currency type under credit amount, for confirming the balance of credit purpose, convert the currency to credit amount according to exchange rate of Bank of Shanghai. When exchange rate changed, Party A have right to convert the currency according to the changed exchange rate.

Item 2 The amount under this contract is used for the following single credit business: working capital loan, bank acceptance, and non-financing guarantee

Item 3 The max credit amount of aforementioned single credit business and the proportion of cash deposit are as follows:

Credit amount RMB 21,000,000, among which only RMB 15,000,000 can be drawn down for loan purpose. The terms of the loan is one year, and can be used for working capital in circle, bank acceptance and performance security. The interest rate of the loan shall float up 20% based on the Benchmark interest rate, and the proportion of cash deposit for bank acceptance and performance security is 30%.

Article 2 Terms of Credit

Item 4 The use period of credit amount under item 1 of this contract is from 2012-09-11 to 2013-09-10.

Item 5 Party B has right to examine and check the fulfill status of each detail business at any time, and is entitled to terminate the terms of credit as agreed in advanced.

Article 3 Use of Credit Amount

Item 6 Under the terms and amount of this agreement, Party A shall provide written application to Party B for using the credit. The credit kind, terms and amount shall be listed in written application. If Party B agreed, both parties shall enter into additional specific business contract of single credit business (hereunder refer to specific business contract)

Item 7 Party A apply for the credit amount, shall satisfy the followings:

(1)	This contract and guaranty contract are effective and continue to effective.
(2)	Party A has submitted to Party B with credit amount application and relative materials.
(3)	There are no significant negative changes on Party A’s operation and financing situation.
(4)	Party A’s representation and warranty are authentic, accurate, integrated and effective. Party A can fulfill obligations agreed by this contract practically, and there are no default cases or may occur default cases.

Item 8 The balance of credit amount used by Party A (the accumulated amount which is using but not be repaid) cannot exceed the line of credit during credit terms. During the terms of credit, Party A can apply for using the credit once again for the repaid amounts, as for credit amounts which are not yet used will expire automatically.

Item 9 If this contract agreed line of credit of single business item, Party A shall not exceed the line of credit as agreed by the single business item at any time within contract period besides obeying item 8 of this agreement.

Item 10 Party A shall use the line of credit within the terms of credit. Line of credit of single business shall obey the agreement of specific business contract.

Article 4 Expenses

Item 11 Party B shall collect management fee and commitment fee from Party A according to the follows:

Management fee account for 0 % and Party B will charge it at maturity date.

Commitment fee account for 0%, and Party B will charge it at maturity date.

Item 12 Any interest rate, exchange rate and discounted rate which single credit contract applicable will be agreed by both parties in specific business contract.

Article 5 Warranty

Item 13 Party A shall provide the following guaranty to Party B when this contract entered into:

Guarantee: Shanghai Chuangye Jieli financing guaranty Co., Ltd. Contract No.:ZOB20112058901, “Maximum amount of the guaranty contract”

Guarantee: Wu Qinghuan and Wu Chuanwei. Contract No.:ZOB20112058902, “Maximum amount of the guaranty contract”

Item 14 When both parties entered into specific business contract, Party B has right to request Party A to provide another guaranty except the guaranty under item 13.

Article 6 Party A’s Representation and Warranty

Item 15 Party A is a company which complies with the laws and regulations of the People's Republic of China and has the civil rights and capacity for action. And Party A has got all the necessary ratification and authorization under this contract

Item 16 Party A guarantees that Party A will use the credit according to the law and the terms of this contract

Item 17 Party A guarantees that the financial statement and other information which required by Party B will send to Party B on time, and these documents, information should be true, accuracy, complete, legal and effective

Article 7 Party A’s Obligations and Commitments

Item 18 Party A shall use the line of credit in accordance with this agreement, and Party B has right to check and supervise the fulfill situation of Party A.

Item 19 Party A shall send true and complete financial report, bank account number and deposit balance according to Party B’s request.

Item 20 Without the approval of Party B, Party A cannot provide guaranty for third party or disposal significant assets under this contract.

Item 21 Party A shall make sure that its business nature and operation scope will not have material change after entered into this contract.

Item 22 During the effect period of credit, if there is any material change of Party A’s operation, including but not limited to transfer shares, merger, division, joint venture, cooperation, joint-operation etc. which may cause an adverse impact on Party B's rights and interests, Party A should notice Party B in 30 days advance and fulfill the repay and provide the guarantee which agreed by Party B.

Item 23 During the effect period, if there is any change of legal representative, project Manager, address and so on of Party A, Party A should inform Party B in 30 days in written from that day.

Item 24 Party A promises to repay the principal and interest on time and the related payable due under this contract.

Item 25 Party A shall not reject to pay any amounts which shall be assumed by Party A for the reason of commercial disputes.

Item 26 As for the payment due under this contract or specific business contract (including all due in advance), Party B has right to collect directly from the account opened in Bank of Shanghai or other branch by Party A without Party A’s permission in oral or written.

Item 27 Party A make the following commitment:

1.	During the terms of credit, Party A’s settlement amount of import and export business will not less than RMB____. Among this, export business settlement will not less than RMB____.
2.	Other foreign currency deposit and settlement as follows:

 Article 8 Default and Default Relief

Item 28 During the contract, Party A will be deemed as default if there is any event as following:

(1) During the period of this contract, Party A makes clearly or its behavior show that Party A stops repaying or cannot repay the debt and interest under this contract.

(2) Party A fails to use the debt according to this contract.

(3) Party A fails to fulfill obligations partly or totally according to this agreement, and have an adverse impact on Party B’s interest.

(4) Party A fails to fulfill obligations partly or totally according to loan contracts, guaranty contracts and facility contracts entered into with any other third parties.

(5) These affairs which Party B thinks it may or has damaged Party B’s interest, such as stop operation, bankrupt, lawsuit, administrative penalty and so on

(6) If there is any material events related to this contract which will damage Party B’s interest, and Party A fails to adopt measures to relief.

Item 29 If there is any default by Party A, Party B has right to adjust or terminate the remaining credit fulfillment of this contract according to the extent of severity, and has right to adopt the following measures:

(1)	Declare that all debt under this contract and specific business contract due in advance, and request Party A pay off immediately.
(2)	Request Party A assume all of expenses related to this debt ( including but not limited to lawsuit fee and legal fees)
(3)	Request Party A add guarantee, the forms of guarantee including but not limited to guarantee, collateral and pledge.
(4)	Adopt other measures in accordance with laws and regulations as well as this contract.

Article 9 Take Effect of Contract

Item 30 The contract will take effect after singing of both Parties and stamped.

Article 10 Dispute Resolution

Item 31 If there is any dispute raise from this contract, both parties should resolve by negotiation. If failed, both parties should resolve by lodge a complaint to the people's court where Party B located.

Article 11 Other

Item 32 The notice documents will be regarded as arrived once send if it through telegram and fax. If use post, then will regarded as arrived in 3 days since the day sent.

Item 33 All of information related to this contract shall be sent according to the address listed in contract in the form of written.

Item 34 The other matters not mentioned, can be the attachment of both parties. Any attachment, changed or supplement will consist the indivisibility part of the whole contract.

Item 35 This contract is in three originals. Party A, Party B and guarantee holding one, respectively, and these contracts have the equal legal effect.

Item 36 Other items agreed by two parties

The total open balance working capital loan, bank acceptance and guarantee is no more than RMB 15 million at any time.

Item 37 The Party B has brought the Party A's special attention to all terms in relation to the rights and obligations of each Party, asked the Party A to fully and accurately understand all such terms, and upon the Party A’s request, made explanation on relevant terms. The Party A has carefully read and fully understands all contractual terms hereof and has no dispute over the terms of this Contact.

This Contract is entered into at No. 699 Zhangyang Road on September 11, 2012.

Party A Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd

Legal representative Wu Qinghuan

Sign Date: 2012-9-11

Party B Bank of Shanghai, Pudong Branch

Legal representative:

Sign Date: 2012-9-11